Exhibit 4.7

FORM OF

SUBSCRIPTION RIGHTS CERTIFICATE

Subscription Rights Certificate Number:	Number of Subscription Rights:

Number of Shares of Common Stock for which You May Subscribe under Your Basic Subscription Rights:

If You Exercise All of Your Basic Subscription Rights, You Will Be Entitled to Exercise an Over-Subscription Privilege, Subject to the Limitations Described in the Company’s Prospectus Dated May [—], 2010 (the “Prospectus”).

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE

PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE

PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER

COMPANY, AS THE COMPANY’S SUBSCRIPTION AGENT

[Insert NBCT logo]

Incorporated under the laws of the State of Washington

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferrable Subscription Rights to Purchase Shares of Common Stock

Subscription Price: $4.00 Per Share

VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferrable subscription rights (“Subscription Rights”) set forth above, each of which gives the owner a basic subscription right that entitles the owner to subscribe for and purchase approximately 0.4192 shares of common stock, no par value per share, of Northwest Bancorporation, Inc., a Washington corporation, on the terms and subject to the conditions set forth in the Prospectus. If all of such basic subscription rights are exercised, such owner will be entitled to exercise an over-subscription privilege, subject to the limitations described in the Prospectus. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERRABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the State of Washington.

Witness the signature of the duly authorized officers of Northwest Bancorporation, Inc.

Dated: [—], 2010

REGISTRAR AND TRANSFER COMPANY as TRANSFER AGENT AND REGISTRAR
By:
(Authorized Signature)

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By mail:	By overnight courier:

Registrar and Transfer Company P.O. Box 645 Cranford, NJ 07016 Attn: Reorg/Exchange Dept.	Registrar and Transfer Company 10 Commerce Drive Cranford, NJ 07016 Attn: Reorg/Exchange Dept.

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute valid delivery.

SECTION 1	SECTION 2

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF: Basic Subscription Rights

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS.

If this Section 2 is left blank, shares will be issued to you as record holder of the Subscription Rights and delivered to your registered address.

I exercise:

rights x $4.00 = (no. of whole rights) (subscription price) (amount enclosed)	(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Over-Subscription Privilege

If you have exercised all of your Basic Subscription Rights and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege.

(Please Print Name) (Print Full Address)

I apply for:	(Taxpayer ID # or Social Security #)

x $4.00 = $ (no. of oversubscription (subscription price) (additional amount shares applied for) enclosed) Total Amount Enclosed:	(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this Subscription Rights Certificate. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

$ (sum of basic plus over-subscription amounts)	(Please Print Name)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I acknowledge and agree that the Company may accept or reject my subscription at any time.	(Print Full Address) (Taxpayer ID # or Social Security #)

or reject my subscription at any time.

Signature(s) of Subscriber(s):

THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THIS SUBSCRIPTION RIGHTS CERTIFICATE.		GUARANTEE OF SIGNATURE(S): YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).		Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Name(s):
(Name of Bank or Firm)

Capacity (Full Title):	By:
(Signature of Officer)
Taxpayer ID # or Social Security #:

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM